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                 Xomed Surgical Products, Inc. and Subsidiaries





Exhibit (11) - Statement Re: Computation of Earnings Per Share


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
                                                      Three Months Ended                        Nine Months Ended
                                             --------------------------------------    -------------------------------------

                                              September 28,        September 30,        September 28,        September 30,
                                                   1996                 1995                 1996                1995
                                             -----------------    -----------------    -----------------    ----------------
Average common shares outstanding........          1,108               1,019                1,078               1,019
Net effect of conversion of
convertible preferred stock..............          3,258               3,258                 3,258              3,258
Net effect of dilutive stock options -
based on the treasury stock method.......            257                 340                   285                340
                                             -----------------    -----------------    -----------------    ----------------
Totals                                             4,623               4,617                 4,621              4,617
                                             =================    =================    =================    ================
Proforma net income (loss) from
continuing operations available to
common shareholders......................           $275               $(182)              $(3,555)               $73
                                             =================    =================    =================    ================
Per share income (loss)..................          $0.06              $(0.04)              $(0.77)             $0.02
                                             =================    =================    =================    ================
Supplementary income (loss) from
continuing operations....................         $1,103                $143               $(1,607)            $1,048
                                             =================    =================    =================    ================
Supplementary per share income
(loss)...................................          $0.15               $0.02                $(0.23)             $0.15
                                             =================    =================    =================    ================

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